Exhibit 99.1

Contact:	Jay Wolf	For Immediate Release
	First Vice President	September 13, 2013
740.657.7152
jwolf@dcb-t.com

JEROME HARMEYER NAMED AS DCB FINANCIAL CORP DIRECTOR

LEWIS CENTER, Ohio, September 13, 2013 -- DCB Financial Corp, (OTC Bulletin Board DCBF), parent holding company of The Delaware County Bank & Trust Company, Lewis Center, Ohio (the “Bank”) appointed Jerome J. Harmeyer, President of Liberty Casting Company which operates five foundries in Ohio, Indiana and Pennsylvania, as a Class III director to the boards of DCBF and the Bank. The appointment was effective September 9, 2013.

Harmeyer, 74, was a member of the DCBF Board of Directors from 1990 to 2009 and served as the Chairman of the Board from 1994 to 1998.

“Jerry brings back to the board a strong sense of our company’s history. He is an astute businessman and terrific leader,” said DCBF President Ronald J. Seiffert. “We look forward to having Jerry back on the board.”

About DCB Financial Corp:

DCB Financial Corp is the financial holding company of The Delaware County Bank and Trust Company, which provides personal, small business and commercial banking services to individuals and businesses throughout Delaware, Union and northern Franklin Counties in Central Ohio. The Bank was established in 1950 and is one of the largest community banks in Central Ohio.